Exhibit 99.1

Brinks Home SecurityTM Announces Bulk Acquisition of Residential Alarm Monitoring Contracts

Low Risk, Earnout Based, Transaction Structure Beneficial to All Stakeholders

A Majority Of The Company’s First Lien Lenders Support The Transaction With $4.6 million Of Recurring Monthly Revenue Improving Their Credit Position

Dallas-Fort Worth, TX – June 17, 2020 – Monitronics International, Inc. and its subsidiaries (doing business as Brinks Home Security™), ("Brinks Home Security" or the "Company") (OTC: SCTY) today announced that it has acquired approximately 114,000 residential alarm monitoring contracts from Protect America, Inc. (the "seller") totaling approximately $4.6 million in recurring monthly revenue ("RMR").

Per the terms of the transaction, Brinks Home Security will take ownership of the alarm monitoring contracts at closing through an earnout structure that includes a $15.0 million upfront payment. For the first six months following the closing date (the "Initial Earnout Period"), the Company will pay a $5.00 monthly earnout payment per active account. For the remaining forty-four months immediately following the Initial Earnout Period, the Company will pay the seller a $25.00 monthly earnout payment per active account.

The Company acquired the accounts lien free at closing and, after month fifty, will have no further earnout obligation to the seller.

"This transaction fits neatly into our philosophy of acquiring profitable accounts at scale and holding them for life," said Brinks Home Security Interim Chief Executive Officer, William Niles. "The Company will only make monthly earnout payments on active accounts with no payment required for non-pay or non-active customers, thus largely eliminating any related attrition risk. Further, the economic interests of the Company and the seller are aligned as both the Company and seller stand to benefit from Brinks Home Security's award winning and best in class customer service."

The transaction is supported by a majority of the Company's first lien lenders who now enjoy an additional $4.6 million of RMR significantly enhancing their credit position.

About Brinks Home Security

Brinks Home Security (OTC: SCTY) is one of the largest home security and alarm monitoring companies in North America. Headquartered in the Dallas-Fort Worth area, Brinks Home Security secures approximately 940,000 residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The company has one of the nation’s largest networks of independent authorized dealers and agents – providing products and support to customers in the U.S., Canada, and Puerto Rico – as well as direct-to-consumer sales of DIY and professionally installed products.

Forward Looking Statement

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential and expansion, the success of new products and services; customer retention; account creation and related cost; anticipated account generation; future financial performance; ability to perform under debt instruments; anticipated benefits of the transaction and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to us, our ability to capitalize on acquisition opportunities, general market and economic conditions, including global economic concerns due to the COVID-19 outbreak, and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Monitronics International, Inc., including the most recent Forms 10-K and 10-Q for additional information about us and about the risks and uncertainties related to our business which may affect the statements made in this press release.

Contact:
        Erica Bartsch
        Sloane & Company
        212-446-1875
        ebartsch@sloanepr.com